Exhibit 99.2

QUARTERLY INVESTOR SUMMARY August 6, 2014

DISH 2Q14 Financial Results Conference Call – Noon ET Today U.S. or Canada 800-616-6729 Internationally 763-488-9145 Conference ID: 78894146 DISH NETWORK REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS 2 ENGLEWOOD, Colo., Aug. 6, 2014 DISH Network Corp. (NASDAQ: DISH) today reported revenue totaling $3.69 billion for the quarter ending June 30, 2014, compared to $3.49 billion for the corresponding period in 2013. Subscriber-related revenue increased 5.6 percent to $3.65 billion from $3.45 billion in the year-ago period. Net income attributable to DISH Network totaled $213 million for the second quarter 2014, compared to a loss of $11 million from the year-ago quarter. DISH activated approximately 656,000 gross new pay-TV subscribers in the second quarter 2014, compared to approximately 624,000 gross new pay-TV subscribers in the prior year’s second quarter. Net pay-TV subscribers declined approximately 44,000 in the second quarter. The company closed the second quarter with 14.053 million pay-TV subscribers, compared to 14.014 million pay-TV subscribers at the end of second quarter 2013. Pay-TV ARPU for the second quarter totaled $84.15, an improvement over the second quarter 2013 pay-TV ARPU of $80.81. Pay-TV subscriber churn rate was 1.66 percent versus 1.67 percent for second quarter 2013. DISH added approximately 36,000 net broadband subscribers in the second quarter, bringing its broadband subscriber base to approximately 525,000. Year-to-Date Review DISH Network's first-half 2014 revenue of $7.28 billion increased 6.1 percent, compared to $6.86 billion in revenue from the same period last year. In the first six months of 2014, net income attributable to DISH Network totaled $389 million, compared with $205 million during the same period last year. Diluted earnings per share were $0.84 for the first six months of 2014, compared with $0.45 during the same period in 2013. Detailed financial data and other information are available in DISH Network's Form 10-Q for the quarter ended June 30, 2014, filed today with the Securities and Exchange Commission. DISH Network will host its second quarter 2014 financial results conference call today at noon Eastern time. The dial-in numbers are (800) 616-6729 (U.S.) and (763) 488-9145, conference ID number 78894146. A replay of the call will be available today at 4 p.m. EDT at [http://dish.client.shareholder.com/events.cfm]. About DISH DISH Network Corporation (NASDAQ: DISH), through its subsidiaries, provides approximately 14.053 million pay-TV subscribers, as of June 30, 2014, with the highest quality programming and technology with the most choices at the best value. Subscribers enjoy a high definition line-up with more than 200 national HD channels, the most international channels, and award-winning HD and DVR technology. DISH Network Corporation is a Fortune 250 company. Visit www.dish.com.

DISH QUARTERLY INVESTER SUMMARY–2Q14 DISH SEGMENT – PAY-TV METRICS 3 Pay-TV Net Additions DISH lost approximately 44,000 net Pay-TV subscribers during 2Q14, compared to a loss of approximately 78,000 net Pay-TV subscribers during 2Q13. The decrease in the loss of net Pay-TV subscribers versus the same period in 2013 primarily resulted from higher gross new Pay-TV subscriber activations. Pay-TV Churn Our Pay-TV churn rate for 2Q14 was 1.66% compared to 1.67% for the same period in 2013. While our Pay-TV churn rate was similar compared to the same period in 2013, our Pay-TV churn rate continues to be adversely affected by increased competitive pressures, including aggressive marketing and discounted promotional offers. Our Pay-TV churn rate is also impacted by, among other things, the credit quality of previously acquired subscribers, our ability to consistently provide outstanding customer service, price increases, service interruptions driven by programming disputes, and our ability to control piracy and other forms of fraud. Pay-TV Gross Activations During 2Q14, DISH activated approximately 656,000 gross new Pay-TV subscribers compared to approximately 624,000 gross new Pay-TV subscribers during 2Q13, an increase of 5.1%. This increase was driven primarily by increased advertising. Although our gross new Pay-TV subscriber activations increased, our gross new Pay-TV subscriber activations continue to be negatively impacted by increased competitive pressures, including aggressive marketing, discounted promotional offers, and more aggressive retention efforts in a mature market. In addition, our gross new Pay-TV subscriber activations continue to be adversely affected by sustained economic weakness and uncertainty. (78) 35 8 40 (44) 2Q13 3Q13 4Q13 1Q14 2Q14 Pay-TV Net Additions In thousands 1.67% 1.66% 1.53% 1.42% 1.66% 2Q13 3Q13 4Q13 1Q14 2Q14 Pay-TV Churn Rate In percentage 624 734 654 639 656 2Q13 3Q13 4Q13 1Q14 2Q14 Pay-TV Gross Activations In thousands

DISH QUARTERLY INVESTER SUMMARY–2Q14 DISH SEGMENT – PAY-TV METRICS-CONTINUED 4 Pay-TV Subscribers DISH closed the second quarter with 14.053 million Pay-TV subscribers compared to 14.014 million Pay-TV subscribers at the end of second quarter 2013. Pay-TV ARPU Pay-TV average monthly revenue per subscriber (Pay-TV ARPU) was $84.15 during 2Q14 versus $80.81 during the same period in 2013. The $3.34 or 4.1% increase in Pay-TV ARPU was primarily attributable to the programming package price increases in February 2014 and higher hardware related revenue. Pay-TV SAC Pay-TV Subscriber Acquisition Cost (Pay-TV SAC) was $846 during 2Q14 compared to $883 during the same period in 2013, a decrease of $37 or 4.2%. This change was primarily attributable to a decrease in hardware costs per activation. The decrease in hardware costs per activation was driven by a reduction in manufacturing costs for new Hopper with Sling receiver systems and a higher percentage of remanufactured receivers being activated on new subscriber accounts. 14,014 14,049 14,057 14,097 14,053 2Q13 3Q13 4Q13 1Q14 2Q14 Pay - TV Subscribers In thousands $883 $842 $863 $862 $846 2Q13 3Q13 4Q13 1Q14 2Q14 Pay - TV SAC Dollars $80.81 $80.98 $81.24 $82.36 $84.15 2Q13 3Q13 4Q13 1Q14 2Q14 Pay - TV ARPU Dollars

DISH QUARTERLY INVESTER SUMMARY–2Q14 DISH SEGMENT – BROADBAND METRICS 5 Broadband Net Additions DISH added approximately 36,000 net Broadband subscribers during 2Q14 compared to the addition of approximately 61,000 net Broadband subscribers during the same period in 2013. This decrease versus the same period in 2013 primarily resulted from a higher number of customer disconnects driven by a larger Broadband subscriber base in the second quarter 2014 compared to the same period in 2013. Broadband Gross Activations During 2Q14 and 2Q13, DISH activated approximately 76,000 and 79,000 gross new Broadband subscribers, respectively. Broadband Subscribers DISH closed the second quarter with 525,000 Broadband subscribers compared to 310,000 Broadband subscribers at the end of second quarter 2013. 310 385 436 489 525 2Q13 3Q13 4Q13 1Q14 2Q14 Broadband Subscribers In thousands 79 101 80 83 76 2Q13 3Q13 4Q13 1Q14 2Q14 Broadband Gross Activations In thousands 61 75 51 53 36 2Q13 3Q13 4Q13 1Q14 2Q14 Broadband Net Additions In thousands

DISH QUARTERLY INVESTER SUMMARY–2Q14 SELECTED FINANCIAL RESULTS 6 Subscriber-Related Revenue Subscriber-related revenue totaled $3.645 billion for 2Q14, an increase of $192 million or 5.6% compared to the same period in 2013. The change in Subscriber-related revenue from the same period in 2013 was primarily related to the increase in Pay-TV ARPU discussed previously and revenue from broadband services. Included in Subscriber-related revenue was $92 million and $47 million of revenue related to our broadband services for 2Q14 and 2Q13, respectively. Subscriber-Related Expenses Subscriber-related expenses totaled $2.104 billion during 2Q14, an increase of $180 million or 9.4% compared to the same period in 2013. The increase in Subscriber-related expenses was primarily attributable to higher pay-TV programming costs and higher Broadband subscriber-related expenses due to the increase in our Broadband subscriber base. The increase in programming costs was driven by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates. Included in Subscriber-related expenses was $60 million and $33 million of expense related to our broadband services for 2Q14 and 2Q13, respectively. Net Income Net income (loss) attributable to DISH Network was $213 million during 2Q14, an increase of $224 million compared to a loss of $11 million for the same period in 2013. Note that net income for 2Q13 was negatively impacted by a $438 million impairment charge related to the T2 and D1 satellites. $3,453 $3,464 $3,500 $3,556 $3,645 2Q13 3Q13 4Q13 1Q14 2Q14 Subscriber - Related Revenue Dollars in millions ($11) $315 $288 $176 $213 2Q13 3Q13 4Q13 1Q14 2Q14 Net Income Dollars in millions $1,924 $1,977 $2,006 $2,069 $2,104 2Q13 3Q13 4Q13 1Q14 2Q14 Subscriber - Related Expenses Dollars in millions

SELECTED FINANCIAL RESULTS-CONTINUED

Adjusted EBITDA

Adjusted EBITDA was $742 million during 2Q14, an increase of $311 million or 72.2% compared to the same period in 2013.

Note that Adjusted EBITDA for 2Q13 was negatively impacted by a $438 million impairment charge related to the T2 and D1 satellites.



Adjusted EBITDA
Dollars in millions
$431
$788
$888
$695
$742
2Q13
3Q13
4Q13
1Q14
2Q14

Non-GAAP Reconciliation-
Adjusted EBITDA to Net Income

	Quarter To Date				
	6/30/2013	9/30/2013	12/31/2013	3/31/2014	6/30/2014
		(In thousands)			
Adjusted EBITDA					
Adjusted EBITDA	$ 430,573	$ 787,844	$ 888,281	$ 695,443	$ 741,657
Interest expense, net	(170,986)	(149,427)	(151,343)	(161,830)	(134,557)
Income tax (provision) benefit, net	40,357	(38,140)	(175,625)	(108,462)	(121,892)
Depreciation and amortization	(304,642)	(253,036)	(266,178)	(249,220)	(271,895)
Income (loss) from continuing operations attributable to DISH Network	(4,698)	347,241	295,135	175,931	213,313
Plus: Income (loss) from discontinued operations, net of tax	(6,354)	(32,334)	(7,097)	-	-
Net income (loss) attributable to DISH Network	$ (11,052)	$ 314,907	$ 288,038	$ 175,931	$ 213,313

Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). Adjusted EBITDA is defined as "Net income (loss) attributable to DISH Network" less "Net income (loss) from discontinued operations, net of tax" plus "Interest expense, net of amounts capitalized" net of "Interest income," "Income tax (provision) benefit, net" and "Depreciation and amortization." Adjusted EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States ("GAAP") and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, Adjusted EBITDA measures the amount of income from continuing operations generated each period that could be used to service debt, pay taxes and fund capital expenditures. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

DISH QUARTERLY INVESTER SUMMARY–2Q14 7

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share amounts)
(Unaudited)

	As of	
Assets	**June 30, 2014**	**December 31, 2013**
Current Assets:		
Cash and cash equivalents	$ 4,127,359	$ 4,700,022
Marketable investment securities	4,775,772	5,039,382
Trade accounts receivable - other, net of allowance for doubtful accounts of $17,258 and $15,981, respectively	953,671	902,416
Trade accounts receivable - EchoStar, net of allowance for doubtful accounts of zero	19,113	55,102
Inventory	528,336	512,707
Deferred tax assets	135,952	129,864
Prepaid income taxes	94,048	118,021
Current assets - discontinued operations	-	68,239
Derivative financial instruments	292,333	292,507
Other current assets	167,083	495,186
Total current assets	11,093,667	12,313,446
Noncurrent Assets:		
Restricted cash and marketable investment securities	92,786	94,861
Property and equipment, net	3,746,741	4,097,711
FCC authorizations	4,968,171	3,296,665
Marketable and other investment securities	473,830	151,273
Noncurrent assets - discontinued operations	-	9,965
Other noncurrent assets, net	393,501	392,509
Total noncurrent assets	9,675,029	8,042,984
Total assets	$20,768,696	$20,356,430
Liabilities and Stockholders' Equity (Deficit)		
Current Liabilities:		
Trade accounts payable - other	$ 181,854	$ 281,932
Trade accounts payable - EchoStar	318,351	355,023
Deferred revenue and other	878,763	843,386
Accrued programming	1,495,899	1,242,129
Accrued interest	227,953	232,734
Other accrued expenses	539,392	512,081
Current liabilities - discontinued operations	-	49,471
Current portion of long-term debt and capital lease obligations	1,665,979	1,034,893
Total current liabilities	5,308,191	4,551,649
Long-Term Obligations, Net of Current Portion:		
Long-term debt and capital lease obligations, net of current portion	11,795,566	12,596,793
Deferred tax liabilities	1,988,315	1,945,690
Long-term liabilities - discontinued operations	-	19,804
Long-term deferred revenue, distribution and carriage payments and other long-term liabilities	240,693	245,489
Total long-term obligations, net of current portion	14,024,574	14,807,776
Total liabilities	19,332,765	19,359,425
Commitments and Contingencies		
Stockholders' Equity (Deficit):		
Class A common stock	2,783	2,760
Class B common stock	2,384	2,384
Additional paid-in capital	2,632,864	2,588,224
Accumulated other comprehensive income (loss)	190,129	173,872
Accumulated earnings (deficit)	168,543	(220,701)
Treasury stock, at cost	(1,569,459)	(1,569,459)
Total DISH Network stockholders' equity (deficit)	1,427,244	977,080
Noncontrolling interest	8,687	19,925
Total stockholders' equity (deficit)	1,435,931	997,005
Total liabilities and stockholders' equity (deficit)	$20,768,696	$20,356,430

DISH QUARTERLY INVESTER SUMMARY–2Q14 8

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended June 30, 2014	For the Three Months Ended June 30, 2013	For the Six Months Ended June 30, 2014	For the Six Months Ended June 30, 2013
Revenue:				
Subscriber-related revenue	$ 3,645,101	$ 3,452,764	$ 7,201,288	$ 6,800,931
Equipment sales and other revenue	26,279	24,024	48,518	49,247
Equipment sales, services and other revenue - EchoStar	16,739	8,986	32,511	11,126
Total revenue	3,688,119	3,485,774	7,282,317	6,861,304
Costs and Expenses (exclusive of depreciation shown separately below):				
Subscriber-related expenses	2,104,236	1,924,020	4,173,368	3,835,613
Satellite and transmission expenses	180,957	135,896	330,453	259,077
Cost of sales - equipment, services and other	30,165	21,694	57,958	43,494
Subscriber acquisition costs:				
Cost of sales - subscriber promotion subsidies	68,310	67,745	131,185	145,232
Other subscriber acquisition costs	253,823	242,053	506,287	509,535
Subscriber acquisition advertising	134,329	124,738	268,136	243,669
Total subscriber acquisition costs	456,462	434,536	905,608	898,436
General and administrative expenses	189,660	202,200	392,773	375,469
Depreciation and amortization	271,895	304,642	521,115	534,812
Impairment of long-lived assets	-	437,575	-	437,575
Total costs and expenses	3,233,375	3,460,563	6,381,275	6,384,476
Operating income (loss)	454,744	25,211	901,042	476,828
Other Income (Expense):				
Interest income	18,212	43,795	32,376	80,947
Interest expense, net of amounts capitalized	(152,769)	(214,781)	(328,763)	(376,297)
Other, net	8,834	96,698	3,645	108,098
Total other income (expense)	(125,723)	(74,288)	(292,742)	(187,252)
Income (loss) before income taxes	329,021	(49,077)	608,300	289,576
Income tax (provision) benefit, net	(121,892)	40,357	(230,354)	(86,062)
Income (loss) from continuing operations	207,129	(8,720)	377,946	203,514
Income (loss) from discontinued operations, net of tax	-	(6,354)	-	(7,912)
Net income (loss)	207,129	(15,074)	377,946	195,602
Less: Net income (loss) attributable to noncontrolling interest	(6,184)	(4,022)	(11,298)	(8,944)
Net income (loss) attributable to DISH Network	$ 213,313	$ (11,052)	$ 389,244	$ 204,546
Weighted-average common shares outstanding - Class A and B common stock:				
Basic	459,863	455,452	459,147	454,353
Diluted	462,607	455,452	461,941	457,405
Earnings per share - Class A and B common stock:				
Basic net income (loss) per share from continuing operations attributable to DISH Network	$ 0.46	$ (0.01)	$ 0.85	$ 0.47
Basic net income (loss) per share from discontinued operations	-	(0.01)	-	(0.02)
Basic net income (loss) per share attributable to DISH Network	$ 0.46	$ (0.02)	$ 0.85	$ 0.45
Diluted net income (loss) per share from continuing operations attributable to DISH Network	$ 0.46	$ (0.01)	$ 0.84	$ 0.46
Diluted net income (loss) per share from discontinued operations	-	(0.01)	-	(0.01)
Diluted net income (loss) per share attributable to DISH Network	$ 0.46	$ (0.02)	$ 0.84	$ 0.45

DISH QUARTERLY INVESTER SUMMARY–2Q14 9

DISH QUARTERLY INVESTER SUMMARY–2Q14 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited) 10 2014 2013 Cash Flows From Operating Activities: Net income (loss) 377,946 $ 195,602 $ Less: Income (loss) from discontinued operations, net of tax - (7,912) Income (loss) from continuing operations 377,946 $ 203,514 $ Adjustments to reconcile net income (loss) to net cash flows from operating activities: Depreciation and amortization 521,115 534,812 Impairment of long-lived assets - 437,575 Realized and unrealized losses (gains) on investments (6,906) (107,947) Non-cash, stock-based compensation 20,644 14,646 Deferred tax expense (benefit) 58,118 (50,071) Other, net 49,358 98,169 Changes in current assets and current liabilities 130,881 139,144 Net cash flows from operating activities from continuing operations 1,151,156 1,269,842 Net cash flows from operating activities from discontinued operations, net (30,007) (38,575) Cash Flows From Investing Activities: Purchases of marketable investment securities (2,679,365) (3,590,433) Sales and maturities of marketable investment securities 2,925,112 1,836,573 Purchases of derivative financial instruments - (592,015) Purchases of property and equipment (600,610) (592,552) Change in restricted cash and marketable investment securities 2,075 43,069 Purchases of FCC authorizations - H Block wireless spectrum licenses (1,343,372) - Other, net 39,473 (173,800) Net cash flows from investing activities from continuing operations (1,656,687) (3,069,158) Net cash flows from investing activities from discontinued operations, net, including $0 and $594 of purchases of property and equipment, respectively 20,847 10,783 Cash Flows From Financing Activities: Proceeds from issuance of long-term debt - 2,300,000 Proceeds from issuance of restricted debt - 2,600,000 Redemption of restricted debt - (2,600,000) Funding of restricted debt escrow - (2,596,750) Releases of restricted debt escrow - 2,596,771 Repurchases of long-term debt (101,208) - Debt issuance costs - (11,427) Repayment of long-term debt and capital lease obligations (15,606) (20,378) Net proceeds from Class A common stock options exercised and stock issued under the Employee Stock Purchase Plan 29,696 37,071 Other 19,986 9,605 Net cash flows from financing activities from continuing operations (67,132) 2,314,892 Net cash flows from financing activities from discontinued operations, net - (153) Effect of exchange rates on cash and cash equivalents from discontinued operations - 51 Net increase (decrease) in cash and cash equivalents from continuing operations (572,663) 515,576 Cash and cash equivalents, beginning of period from continuing operations 4,700,022 3,573,742 Cash and cash equivalents, end of period from continuing operations 4,127,359 $ 4,089,318 $ Net increase (decrease) in cash and cash equivalents from discontinued operations (9,160) (27,894) Cash and cash equivalents, beginning of period from discontinued operations 9,160 32,398 Cash and cash equivalents, end of period from discontinued operations - $ 4,504 $ For the Six Months Ended June 30,

RESULTS OF OPERATIONS 2Q14 VS. 2Q13

(In thousands)
(Unaudited)

Statements of Operations Data	For the Three Months Ended June 30, 2014	2013	Variance Amount	%
Revenue:				
Subscriber-related revenue	$3,645,101	$3,452,764	$ 192,337	5.6
Equipment sales and other revenue	26,279	24,024	2,255	9.4
Equipment sales, services and other revenue - EchoStar	16,739	8,986	7,753	86.3
Total revenue	3,688,119	3,485,774	202,345	5.8
Costs and Expenses:				
Subscriber-related expenses	2,104,236	1,924,020	180,216	9.4
% of Subscriber-related revenue	**57.7%**	**55.7%**		
Satellite and transmission expenses	180,957	135,896	45,061	33.2
% of Subscriber-related revenue	**5.0%**	**3.9%**		
Cost of sales - equipment, services and other	30,165	21,694	8,471	39.0
Subscriber acquisition costs	456,462	434,536	21,926	5.0
General and administrative expenses	189,660	202,200	(12,540)	(6.2)
% of Total revenue	**5.1%**	**5.8%**		
Depreciation and amortization	271,895	304,642	(32,747)	(10.7)
Impairment of long-lived assets	-	437,575	(437,575)	(100.0)
Total costs and expenses	3,233,375	3,460,563	(227,188)	(6.6)
Operating income (loss)	454,744	25,211	429,533	*
Other Income (Expense):				
Interest income	18,212	43,795	(25,583)	(58.4)
Interest expense, net of amounts capitalized	(152,769)	(214,781)	62,012	28.9
Other, net	8,834	96,698	(87,864)	(90.9)
Total other income (expense)	(125,723)	(74,288)	(51,435)	(69.2)
Income (loss) before income taxes	329,021	(49,077)	378,098	*
Income tax (provision) benefit, net	(121,892)	40,357	(162,249)	*
Effective tax rate	**37.0%**	**(82.2%)**		
Income (loss) from continuing operations	207,129	(8,720)	215,849	*
Income (loss) from discontinued operations, net of tax	-	(6,354)	6,354	100.0
Net income (loss)	207,129	(15,074)	222,203	*
Less: Net income (loss) attributable to noncontrolling interest	(6,184)	(4,022)	(2,162)	(53.8)
Net income (loss) attributable to DISH Network	$ 213,313	$ (11,052)	$ 224,365	*
Other Data:				
Pay-TV subscribers, as of period end (in millions)	14.053	14.014	0.039	0.3
Pay-TV subscriber additions, gross (in millions)	0.656	0.624	0.032	5.1
Pay-TV subscriber additions, net (in millions)	(0.044)	(0.078)	0.034	43.6
Pay-TV average monthly subscriber churn rate	1.66%	1.67%	(0.01%)	(0.6)
Pay-TV average subscriber acquisition cost per subscriber ("Pay-TV SAC")	$ 846	$ 883	$ (37)	(4.2)
Pay-TV average monthly revenue per subscriber ("Pay-TV ARPU")	$ 84.15	$ 80.81 **	$ 3.34	4.1
Broadband subscribers, as of period end (in millions)	0.525	0.310	0.215	69.4
Broadband subscriber additions, gross (in millions)	0.076	0.079	(0.003)	(3.8)
Broadband subscriber additions, net (in millions)	0.036	0.061	(0.025)	(41.0)
Adjusted EBITDA	$ 741,657	$ 430,573	$ 311,084	72.2

* Percentage is not meaningful.

** For the quarter ended June 30, 2013, Pay-TV ARPU has been adjusted by $0.09 to exclude the effect of discontinued operations.

DISH QUARTERLY INVESTER SUMMARY–2Q14 11

DISH QUARTERLY INVESTER SUMMARY–2Q14 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS 12